UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 27, 2020

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Germantown Pike, Suite 250

Plymouth Meeting, PA

(address of principal executive offices)

19462

(zip code)

(610) 630-6357
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 27, 2020, AdaptHealth Corp. (the “Company”) held its annual meeting of stockholders via live audio webcast (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2020, as supplemented on August 3, 2020 (collectively, the “Proxy Statement”). At the beginning of the Annual Meeting, there were 25,348,934 shares of Class A Common Stock and 8,587,074 shares of Class B Common Stock present or represented by proxy at the Annual Meeting, which represented 57.35% of the combined voting power of the shares of Class A Common Stock and Class B Common Stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business. Holders of the Company’s Common Stock were entitled to one vote for each share of Class A Common Stock and one vote for each share of Class B Common Stock held as of the close of business on June 30, 2020, the record date for the Annual Meeting.

The stockholders of the Company voted on the following proposals at the Annual Meeting:

1. To elect three Class I directors for a three-year term;

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

3. To approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of shares of the Company’s Class A Common Stock, representing equal to or greater than 20% of the outstanding common stock or voting power of the Company, (i) issuable upon conversion of the Company’s Series A Preferred Stock issued by the Company to OEP AHCO Investment Holdings, LLC, a Delaware limited liability company (the “OEP Purchaser”), on July 1, 2020 pursuant to an Investment Agreement entered into on May 25, 2020 by and among the Company, the OEP Purchaser and, solely for purposes of Section 3.10 thereof, One Equity Partners VII, L.P., and (ii) issuable upon conversion of the Company’s Series B-1 Preferred Stock issuable upon conversion of the Company’s Series B-2 Preferred Stock issued to Deerfield Partners, L.P., a Delaware limited partnership (“Deerfield Partners”), on July 1, 2020 pursuant to an Investment Agreement entered into on June 24, 2020, by and between the Company and Deerfield Partners (the “Deerfield Investment Agreement”), in each case, by removal of the conversion restriction that prohibits such conversion of Series A Preferred Stock and Series B-2 Preferred Stock, as applicable.

The voting results for each of these proposals are set forth below.

1.            Election of Class I Directors

Name	For	Withheld	Broker Non-Vote
Mr. Richard Barasch	32,053,604	1,032,987	849,417
Mr. Luke McGee	33,079,956	6,635	849,417
Mr. Alan Quasha	31,966,429	1,120,162	849,417

Based on the votes set forth above, each director nominee was duly elected to serve as a Class I director until the Company’s annual meeting of stockholders in 2023, or until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

2.            Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
33,784,031	151,332	645

Based on the votes set forth above, the stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

3.            Approval, for Purposes of Complying With Nasdaq Listing Rule 5635, of (1) the Issuance of Class A Common Stock Issuable Upon Conversion of Series A Preferred Stock and (2) the Issuance of Class A Common Stock Issuable Upon Conversion of Series B-1 Preferred Stock Issuable Upon Conversion of Series B-2 Preferred Stock, in each case, by Removal of the Conversion Restriction that Prohibits such Conversion of Series A Preferred Stock and Series B-2 Preferred Stock, as Applicable

For	Against	Abstain	Broker Non-Vote
33,082,998	943	2,650	849,417

Based on the votes set forth above, the stockholders approved this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AdaptHealth Corp.

By:	/s/ Jason Clemens
Jason Clemens
Chief Financial Officer

Dated: August 28, 2020